                                                              Exhibit 10.46
LEASE TERMINATION AND ASSUMPTION AGREEMENT

      This Lease Termination and Assumption Agreement (the "Agreement"), is made and entered into as of the 22nd day of December, 2000, by and between SBC Asset Management Inc., a Delaware corporation, referred to herein as "AMI", whose business address is 1010 North St. Mary's, Room 550, San Antonio, Texas, and Network Access Solutions Corporation, a Delaware corporation, whose business address is 13650 Dulles Technology Drive, Herndon, Virginia, referred to herein as "NAS".

W I T N E S S E T H, T H A T:

      WHEREAS, NAS is the lessee of approximately 61,500 square feet of space at 22601 Davis Drive in Sterling, Virginia under a lease by and between NAS and TransDulles Center, Inc. (the "Davis Landlord"), dated April 8, 1999, (the "Davis Lease"), and

      WHEREAS, NAS is the lessee of approximately 113,093 square feet of space at Three Dulles Tech Center located at 13650 Dulles Technology Drive, Herndon, Virginia under a lease by and between NAS and Dulles Tech, Inc (the "Dulles Landlord") dated October 27, 1999 as amended by an agreement between NAS and the Dulles Landlord dated March 1, 2000 (collectively, the "Dulles Tech Center Lease"), and

      WHEREAS, it is the desire of NAS to enter into an agreement with AMI whereby AMI would assume the lease responsibility for a portion of the Davis Lease and the Dulles Tech Center Lease upon the terms and provisions hereafter set forth;

      NOW THEREFORE, in consideration of the mutual promises, conditions, covenants and considerations passing between the parties hereto, it is understood and agreed by and between the parties to this agreement as follows, to-wit:


I. TERMINATION AND ASSUMPTION

      (a) Upon and subject to all of the terms and provisions of this Agreement, and in consideration of the representations, covenants, and agreements set forth herein, and in further consideration of the joint execution of the Settlement Agreement and Mutual General Release between SBC Communications Inc. and NAS dated December 22, 2000, NAS and AMI hereby agree to cooperate with each other and use commercially reasonable efforts to terminate the Dulles Tech Center Lease with respect to approximately 46,022 square feet, constituting the fourth and fifth floors of Three Dulles Tech Center (the "Dulles Termination Space"). In consideration for the partial termination of the Dulles Tech Center Lease, (i) AMI will agree to enter into a lease with the Dulles Landlord for the Dulles Termination Space, upon mutually agreeable terms with the rental obligation per square foot not to exceed the rent paid by NAS and, (ii) NAS will simultaneously enter into a termination agreement with the Dulles Landlord for the Dulles Termination Space, in which NAS will agree to vacate such premises by the rent commencement date set forth in the lease between AMI and the Dulles Landlord. AMI will use commercially reasonable efforts to ask the Dulles Landlord to return NAS's Letter of Credit to NAS, provided, however, that AMI shall not be required to incurr any additional expenses or financial risks.

      (b) NAS covenants and agrees to vacate the Dulles Termination Space in the condition comparable to the physical inspection done by Equis Corporation on December 18, 2000 and in broom clean condition at least ten days prior to the rent commencement date of a lease between AMI and the Dulles Landlord. Notwithstanding the foregoing, NAS shall be permitted to remove certain furniture from the fifth floor.

      (c) Upon and subject to all of the terms and provisions of this Agreement, and in consideration of the representations, covenants, and agreements set forth herein, and in further consideration of the joint execution of the Settlement Agreement, NAS and AMI hereby agree to cooperate with each other and use commercially reasonable efforts to terminate the Davis Lease with respect to approximately 46,500 square feet of space (the "Davis Termination Space"). In consideration for the partial termination of the Davis Lease, (i) AMI will agree to enter into a lease with the Davis Landlord for the Davis Termination Space upon mutually agreeable terms with the rental obligation per square foot not to exceed the rent paid by NAS, and (ii) NAS will simultaneously enter into a termination agreement with the Davis Landlord for the Davis Termination Space, in which NAS will agree to vacate such premises by the rent commencement date set forth in the lease between AMI and the Davis Landlord. The exact location of the Davis Termination will be determined by mutual agreement between the parties, provided however that it will contain all of the office space and the warehouse space directly contiguous to the office space.

      (d) NAS covenants and agrees to vacate the Davis Termination Space in the condition comparable to the physical inspection done by Equis
Corporation on December 18, 2000 and in broom clean condition at least ten days prior to the rent commencement date of a lease between AMI and the Davis Landlord. . Notwithstanding the foregoing, NAS shall be permitted to remove certain furniture from the office space.

      (e) In the event NAS remains in possession of the Dulles Termination Space or Davis Termination Space after the rent commencement date set forth in the leasebetween AMI and its respective landlord, notwithstanding that such rent commencement date may not start due to the holdover occupation of NAS, then NAS will pay AMI one hundred and fifty percent (150%) of the then applicable monthly base rent for each thirty day period they remain in the space, with such amount prorated on a per diem basis for period less than thirty days. NAS shall indemnify AMI (y) against all claims for damages by any other party to whom AMI may have leased all or any part of the Davis Termination Space or Dulles Termination Space, effective upon the date that is forty-five (45) days after such rent commencement date and (z) for all other losses, costs and expenses, including reasonable attorneys' fees, incurred by reason of such holding over after such 45th day.




II. ALTERNATIVE SUBLEASE OF DULLES TECH CENTER LEASE

      If both parties use commercially reasonable efforts to terminate a portion of the Dulles Tech Center Lease relating to the Dulles Termination Space and relet such lease with AMI as the tenant, and the Dulles Landlord does not agree to such arrangement within 60 days of the date of this Agreement, then AMI will agree to sublet from NAS in the form attached as Exhibit A the, fourth and fifth floors of such lease for the remaining term of such lease at the same rental rate being paid by NAS. A sublease entered into under this section will not be effective, nor will any rent be due or owing, until NAS has completely vacated the entire subleased premises (except for furniture) and delivered such premises to AMI in broom clean condition. Notwithstanding anything to the contrary, NAS will vacate Dulles Termination Space within thirty days after written notice from AMI. In the event NAS remains in possession of the Dulles Termination Space after the expiration of such thirty day period, then NAS will pay AMI one hundred and fifty percent (150%) of the then applicable monthly base rent for each thirty day period they remain in the space, with such amount prorated on a per diem basis for period less than thirty days. NAS shall indemnify AMI (y) against all claims for damages by any other party to whom AMI may have leased all or any part of the Dulles Termination Space, effective upon the date that is forty-five (45) calendar days after the expiration of the thirty day notice period and (z) for all other losses, costs and expenses, including reasonable attorneys' fees, incurred by reason of such holding over after such 45th day.


III.  ALTERNATIVE ASSIGNMENT OF DAVIS LEASE

      (a) If both parties use commercially reasonable efforts to terminate a portion of the Davis Lease relating to the Davis Termination Space and relet such lease with AMI as the tenant, and the Davis Landlord does not agree to such arrangement within 60 days of the date of this Agreement, NAS and AMI hereby agree to enter into an Assignment Agreement in the form attached as Exhibit B hereto whereby NAS will assign its entire leasehold interest in the Davis Lease to AMI. NAS agrees that it will remain liable for all claims, actions, losses, damage, costs, and expenses relating to periods prior to the effective date of the assignment to AMI.
Simultaneously with, and as a condition to, the execution of the Assignment Agreement, NAS will enter into a sublease with AMI for the same rental rate being paid by AMI in the form attached as Exhibit A for 15,000 square feet, more specifically described in Exhibit C.

IV.  PARKING AT DAVIS LEASE

Regardless of the means by which AMI occupies the Davis Termination Space, NAS hereby agrees that on the effective date of any agreement whereby AMI is obligated to pay rent for the Davis Termination Space, NAS will relinquish any rights it has to the parking spaces located in front of the loading dock door areas of 22601 Davis Drive. NAS will enforce this parking policy with its employees, agents, invitees and guests and will indemnify AMI for any costs damage, costs, and expenses it may suffer as a result of a violation of this parking agreement.


IV.  PBX COMMUNICATIONS SYSTEM

NAS hereby agrees that it will allow AMI or any subtenant or assignee of AMI in Three Dulles Tech Center access to cables, conduits and risers through the floors occupied by NAS in order to install a telecommunications system..

VI. FURNITURE

In the event AMI sublets any space in the Davis Termination Space or the Dulles Termination Space to an unaffiliated third party, AMI will use commercially reasonable efforts to facilitate the sale or leasing of NAS's furniture remaining in such space by its subtenant from NAS. In the event AMI's subtenant is not willing to lease or buy such furniture, NAS will remove such furniture within fifteen business days of written notice from AMI. In the event AMI does not sublease the Davis Termination Space or Dulles Termination Space and uses the such space itself, and AMI is not willing to lease or buy such furniture itself, NAS will remove such furniture within fifteen business days of written notice from AMI.

VII. CONTINGENT MARKETING OF DULLES TECH CENTER LEASE

NAS shall be permitted to engage the Irving Group to market the Dulles Termination Space until January 31, 2001. If NAS notifies AMI in writing prior to January 31, 2001 that it has found a subtenant for the Dulles Termination Space, AMI shall have no further obligations with respect to such space under this Agreement. NAS may request in writing to AMI no later than January 31, 2001 an extension for an additional month to market the Dulles Termination Space, in which case NAS shall have until February 28, 2001 to deliver the notification AMI that it has found a subtenant. A notification delivered by February 28, 2001 under the preceding sentence shall have the effect of releasing AMI from all liability with respect to the Dulles Termination Space under this Agreement. Upon such an extension, AMI will be given an additional thirty days, but in no event sooner than April 1, 2001, before it is obligated to take the Dulles Termination Space. NAS shall indemnify AMI and hold AMI harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to payment of any commissions claimed by The Irving Group or other brokers retained by NAS.


VIII. TENANT FINISH INCENTIVE

As additional consideration for this Agreement, AMI will pay NAS $300,000 within forty five calendar days from the date of this Agreement, as an incentive to vacate the Dulles Termination Space.





IX. CONFIDENTIALITY

      The parties hereto agree not to disclose to others any of the terms or conditions of this Agreement, except as may be necessary in discussions with legal representatives, accountants, and third party lenders. The parties also agree to do all things necessary to prevent any of their employees, representatives, and agents from disclosing any such information to third persons. Specifically, but without limiting the foregoing, each Party agrees and acknowledges that the disclosure by a party of the terms and conditions of this Agreement to any other third party could cause irreparable harm to such party, and agrees not to make such a disclosure. Each Party will have the right to enforce the provision of this Section by injunctive relief, including specific performance. Such remedies shall not be deemed to be the exclusive remedies for a breach of this agreement but shall be in addition to all other remedies available at law or equity. The obligations set forth in this Article 15 will survive the termination of this Agreement for two (2) years.





X. NOTICES

      All notices and other communications required or permitted hereunder shall be deposited with the U. S. Postal Service, properly addressed and bearing sufficient postage with return receipt requested, delivered by overnight delivery service, or given by personal delivery or notice by facsimile during business hours of the notice; all such notices shall be considered timely delivered when actually received by Lessor. The addresses hereafter set forth may be changed by the parties hereto in compliance with the notice provisions of this article. The initial addresses of the parties for all purposes hereof shall be as follows, to-wit:



AMI:              1010 St. Mary's Room 515
            San Antonio, TX 78215
            Attn: Lease Administration

with a copy to:Kenneth H. Gitter
            SBC Operations, Inc.
            175 E. Houston
            San Antonio, Texas  78258


NAS:        Network Access Solutions
            13650 Dulles Technology Drive
            Herndon, Virginia
            Attn:  Scott Yancey




XI. AUTHORITY

      NAS and AMI warrant and covenant each to the other that each has taken all actions necessary to authorize the execution and delivery of the Agreement by the signatories hereto.

XII. BROKERAGE FEES

      NAS and AMI represent and warrant to each other that no broker was involved in connection with this transaction, and each party agrees to indemnify and hold the other harmless from and against the claim of any broker made in connection with this Agreement.

XIII. ATTORNEY'S FEES

      Should it be necessary for any party to this Agreement to consult or employ an attorney to enforce any obligation assumed hereunder, the prevailing party shall be awarded reasonable attorney's fees for the services so rendered.

XIV. BINDING EFFECT

      This Agreement shall be binding upon and shall inure to the benefit of NAS and AMI and their respective heirs, assigns, successors and legal representatives.


XV. LAW AND VENUE

      This Agreement shall be construed and governed by the laws of the State of Delaware.

XVI. AMENDMENTS

      This Agreement may be amended only in writing, executed by NAS and AMI or their permitted transferees hereunder.

XVII. ENTIRE AGREEMENT

      This Agreement, together with any exhibits attached hereto or delivered pursuant to the same, shall constitute the entire agreement between the parties hereto. No party shall be bound by any communications between them on the subject matter of this Agreement unless the communication is in writing, bears a date contemporaneous with or subsequent to the date of this Agreement, and is agreed to by all parties hereto. On execution of this Agreement, all prior agreements or understanding between the parties regarding the subject matter hereof shall be null and void.

XVIII. SEVERABILITY

      In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

XVIII HEADINGS

      The heading of the articles and paragraphs of this Agreement are for guidance and convenience of reference only and shall not otherwise affect any of the terms or provisions hereof.

XIX. COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, and all of which together shall constitute one and the same instrument. This Agreement shall become operative when each party has executed at least one counterpart hereof.
SBC Asset Management, Inc.                Network Access Solutions
Corporation


By: /s/ Michael Edelmann                  By:   /s/ Jonathon Aust
   Michael Edelmann                            Jonathon Aust

Its: _President                           Its: Chief Executive Officer


Date: 12/22/00                            Date: 12/22/00









Exhibit A

                                   SUBLEASE


      THIS AGREEMENT made this _____ day of _____________, 2___, by and between ____________________________, having an office at
_________________________ ("Sublessor"), and
________________________________, having an office at
_____________________________________________ ("Sublessee").

      WHEREAS, Sublessor leases ___________ rentable square feet of space (shown on the attached Exhibit A) on the _____ (___) floor of a building (the "Building") located at___________________________________________ (the
"Premises"), pursuant to a certain lease dated___________________,as amended by __________________________________________ (collectively, the
"Lease"), made by and between__________________, as landlord ("Landlord") and Sublessor as tenant, which Lease is attached hereto as Exhibit B and made a part hereof; and

      WHEREAS, Sublessee wishes to sublet____________ rentable square feet of space on the _______ (___) floor, as shown on the attached Exhibit A (the "Sublet Premises") from Sublessor; and

      WHEREAS, Sublessor wishes to sublet the Sublet Premises to Sublessee upon certain terms and conditions.

      NOW, THEREFORE, the parties hereto, for themselves and their respective successors and assigns, in consideration of the Sublet Premises and the covenants hereinafter contained and the sum of Ten Dollars ($10.00) to each party paid by the other, the receipt of which is hereby acknowledged, do covenant and agree as follows:

     1. Term and Consent. Sublessor does hereby sublet to the Sublessee the Sublet Premises on the terms and conditions set forth in this Sublease for the term of___________ (___) months commencing on _______________________ (the "Commencement Date"), and ending on_____________________ (the "Expiration Date"), unless sooner terminated under the terms of this Sublease or the Lease. Sublessor represents and warrants that it has obtained the unconditional written consent of Landlord to this Sublease, evidence of which is attached hereto as Exhibit C.

     2. Access. Sublessee shall have the right, at all times throughout the term of this Sublease, to enter any portion of the Premises not included in the Sublet Premises for ingress to and egress from the Sublet Premises necessary for the use and enjoyment of the Sublet Premises.

     3. Use and Quiet Enjoyment. Sublessee shall use the Sublet Premises for general office purposes and uses incidental thereto. Sublessor covenants that Sublessee shall have peaceful and quiet enjoyment of the Sublet Premises during the term of this Sublease.

     4.     Rent.
            (1)   Base Rent.  The annual base rent is
_______________________________  ($____________) based on $_____ per rentable square foot per annum, and payable by Sublessee to Sublessor in equal monthly installments of__________________________________
($_________), commencing on the Commencement Date and thereafter for each month through the term of this Sublease. Rent for any partial month shall be equitably prorated. The base rent shall be paid by check, mailed by the first business day of each month to the address set forth in Paragraph 10 hereof, or any other address as Sublessor shall designate from time to time by written notice to Sublessee.

            (2) Additional Rent. Sublessee shall pay to Sublessor "Sublessee's Proportionate Share," as hereinafter defined, of "operating costs," as defined in the Lease. Sublessee's Proportionate Share shall be a fraction, the numerator of which is the rentable square footage of the Sublet Premises and the denominator of which is the total rentable square footage of the Building. Such additional rent shall be payable as and when operating costs are payable by Sublessor to Landlord, provided:
(i) Sublessor provides Sublessee with a copy of Landlord's statement, a calculation of Sublessee's Proportionate Share, and any supporting documentation Landlord is obligated to provide Sublessor; and
(ii) Sublessee shall have at least thirty (30) days from the receipt of such documentation to make such additional rent payment. If Sublessor has audit rights under the Lease, upon Sublessee's prior written request, Sublessor shall exercise its audit rights under the Lease with an auditor acceptable to Sublessee, at Sublessee's cost and expense, unless Landlord is required to pay any portion of the same under the Lease.

     5.     Preparation of Sublet Premises.

            (1) Preparation Work. Sublessor shall deliver the Sublet Premises in vacant, broom-clean condition at least _________ (__) days prior to the Commencement Date.

            (2) Access. Prior to the Commencement Date, Sublessee shall be permitted entry to any portion of the Building, Premises and Sublet
Premises necessary for the prosecution of the Preparation Work and installation of Sublessee's furniture, fixtures and equipment. Sublessor shall obtain, at no cost to Sublessee, Landlord's consent to Sublessee's use of the Building's systems and access to the Building as necessary for the Preparation Work and installation of its furniture, fixtures and equipment, including cabling and wiring.

            (3) Compliance with Laws. Sublessor shall be responsible, at Sublessor's sole cost, for the compliance of the Sublet Premises with all laws, ordinances, statutes and regulations from all governmental authorities, ("Laws") including any environmental Laws, (excluding those which apply to Sublessee's specific use of the Sublet Premises). Sublessee shall perform the Preparation Work in accordance with all Laws. Notwithstanding anything to the contrary stated herein and in the Lease, Sublessee shall not be responsible for any violations of Laws which were in existence as of the Commencement Date, and Sublessor hereby waives any claims against Sublessee with regard to the same.

     6. Lease Provisions. Except as otherwise expressly provided in, or otherwise inconsistent with this Sublease, or to the extent not applicable to the Sublet Premises, the terms, provisions, covenants, conditions, rights, and obligations contained in the Lease are incorporated in this Sublease by reference, and are made a part hereof, provided that Sublessor shall be substituted for the "Landlord" under the Lease, Sublessee shall be substituted for the "Tenant" under the Lease, and Sublet Premises shall be substituted for "Premises" under the Lease. Notwithstanding the foregoing, the following provisions of the Lease shall be deemed deleted therefrom and shall have no force and effect as between Sublessor and Sublessee:_________________________________.

     7.     Default.
            (1) Sublessee. If Sublessee shall: (i) fail to pay any installment of rent hereby reserved within ten (10) days after receiving written notice that the same is overdue; or (ii) default in fulfilling any of the covenants or provisions of this Sublease on its part to be performed and shall fail to remedy such default within thirty (30) days after Sublessor shall have given Sublessee written notice of such default, then Sublessor shall have any right, power or remedy permitted to it by law or equity, except that Sublessor shall not have the right to terminate this Sublease if Sublessor otherwise has such right at law unless Sublessor has given Sublessee thirty (30) days prior written notice of the date of termination. Sublessor shall use commercially reasonable efforts to mitigate its damages in the event of default by Sublessee.

            (2) Sublessor. If Sublessor or Landlord shall default in fulfilling any of the covenants or provisions of, with respect to the Sublessor, this Sublease on its part to be performed, and with respect to Landlord, the Lease on its part to be performed as it affects the Sublet Premises, and fail to remedy such default within thirty (30) days after Sublessee shall have given Sublessor written notice of such default, then Sublessee shall have all rights, powers and remedies as may be permitted to it by law or equity. In addition, in the event that a condition arises in the Sublet Premises or the building which lasts more than thirty (30) days without being remedied to Sublessee's reasonable satisfaction and which threatens the health or safety of Sublessee's employees or materially disrupts Sublessee's business, the Sublessee may terminate this Sublease by giving thirty (30) days prior written notice to Sublessor and vacate the Sublet Premises. Sublessor shall provide Sublessee with a copy of any notice of default sent by Landlord within two (2) days of Sublessor's receipt of same. Sublessor shall further provide Sublessee with a copy of any notice of default sent to Landlord simultaneous with its delivery to Landlord.

            (3) Sublessee Cure Rights. Notwithstanding the foregoing, and upon prior written notice to Sublessor, Sublessee shall have the right to cure a Sublessor default of the Lease or Sublease and a Landlord default of the Lease which affects the Sublet Premises. In the event Sublessee cures a Landlord or Sublessor default, Sublessee may offset the reasonable cost of such cure against its base rent and additional rent payments hereunder.

     8. Enforcement of Landlord Obligations. Sublessor shall diligently use good faith and reasonable efforts to enforce Landlord's obligations to the Sublessor under the Lease as the same may affect the Sublet Premises.
In addition, Sublessor hereby assigns to Sublessee, for so long as this Sublease shall be in existence, the right, to be exercised separately or together with the Sublessor, to enforce Landlord's obligations to the Sublessor under the Lease.



     9.     Indemnification.
            (1) Sublessee. Sublessee shall defend and indemnify Sublessor and save Sublessor harmless from and against any and all losses, claims, liability, expenses and damages (other than consequential damages) which, either directly or indirectly, in whole or in part, arise out of or result from (i) the negligence or willful misconduct of Sublessee, its agents, contractors or employees; or (ii) any act or occurrence in the Sublet Premises, unless caused by the negligence or willful misconduct of Sublessor or Landlord, their respective agents, contractors or employees.

            (2) Sublessor. Sublessor shall defend and indemnify Sublessee and save Sublessee harmless from and against any and all losses, claims, liability, expenses and damages (other than consequential damages) which, either directly or indirectly, in whole or in part, arise out of or result from (i) the negligence or willful misconduct of Sublessor, its agents, contractors or employees; or (ii) any act or occurrence in the Premises (other than the Sublet Premises), unless caused by the negligence or willful misconduct of Sublessee, its agents, contractors or employees.

            (3) The rights and obligations of Sublessor and Sublessee under this Paragraph 9 shall survive the expiration or earlier termination of this Sublease.

     10. Notice. Any notice, approval, request, consent, bill, statement or other communication required or permitted to be given, rendered or made by either party hereto, shall be in writing and shall be sent to the parties hereto by a reputable overnight mail service, or certified United States mail, postage prepaid, return receipt requested, at the following addresses:

            Sublessee:        ____________________________
                        ____________________________
                        ____________________________
                        ____________________________

            Sublessor:        ____________________________
                        ____________________________
                        ____________________________
                        ____________________________

     11. Brokerage. Each party represents to the other that (a) it has not dealt with any broker, agent or other intermediary who is or may be entitled to be paid a broker commission or finder's fee in connection with this Sublease, except for___________________ (the "Broker"); and (b) there are no known claims for brokerage commissions or finder's fees in connection with this Sublease, except as to the Broker. Sublessor acknowledges that any commission or finder's fee due to the Broker in connection with this Sublease shall be the sole obligation of Sublessor.
Each party agrees to indemnify the other and hold it harmless from all liabilities arising from breach of the representations stated above. The representations and obligations contained in this Paragraph 11 shall survive the termination of this Sublease.

     12. Amendments to Lease. If any amendment to the Lease materially or adversely affects the terms of the Sublease, Sublessee's prior written consent to the amendment shall be required, which consent shall not be unreasonably withheld, conditioned or delayed. Sublessor shall provide Sublessee with a copy of all amendments to the Lease prior to the effective date of the same.

      13. Parking. Sublessee shall have the right to use _____________ of the __________________ parking spaces which Sublessor is entitled to use pursuant to, and in accordance with, Paragraph __ of the Lease.

      IN WITNESS WHEREOF, the parties have hereto executed this Sublease on the date above written.

Signed, Sealed, and Delivered
in the Presence of:                       SUBLESSOR:



______________________________            By:_____________________________

                                          Its
______________________________


                                    SUBLESSEE:




______________________________            By:_____________________________

                                          Its
______________________________

                                   EXHIBIT C

                        CONSENT OF LANDLORD TO SUBLEASE


      ______________________ ("Landlord"), for good and valuable consideration, received to its full satisfaction from_____________________________ ("Sublessee"), hereby consents to the execution by ________________________ ("Sublessor"), of that certain Sublease by and between Sublessor and Sublessee, dated as of______________________ (the "Sublease"). Landlord further acknowledges and agrees that: (i) Sublessee shall have the right to use the Sublet Premises for the use described in Paragraph 3 of the Sublease; and (ii) Landlord approves the Plans referenced in subparagraph 5(a) of the Sublease. Landlord further acknowledges and agrees that Sublessee shall have the right to enforce all obligations and agrees that Sublessee shall have the right to enforce all obligations of Landlord under the Lease by and between Landlord and Sublessor as they relate to the Sublet Premises in the same manner and under the same conditions and restrictions as Sublessor may enforce those obligations under the Lease.

      IN WITNESS WHEREOF, Landlord has caused this Consent of Landlord to Sublease to be executed as of the _____ day of _______________, 2____.

Signed, Sealed, and Delivered
in the Presence of:                             LANDLORD:




______________________________                  By:_____________________________

                                                Its
______________________________

Exhibit B


ASSIGNMENT AGREEMENT



      THIS ASSIGNMENT AGREEMENT ("Agreement") is made and entered into as of the ___ day of __________, 2000 by and between ________________________________, a ________________ corporation having an office at ________________________________________ ("Assignor"), and
________________________________, a ________________ corporation having an office at ________________________________________ ("Assignee").

W I T N E S S E T H:

      WHEREAS, Assignor is the tenant under that certain lease, as amended, described in Exhibit A annexed hereto and made a part hereof (collectively, the "Lease"); and

      WHEREAS, a copy of the Lease is annexed hereto as Exhibit B and made a part hereof; and

      WHEREAS, Assignor has agreed to assign all of its right, title, interest, claim, and demand in, to, and under the Lease; and

      WHEREAS, Assignee has agreed to accept such assignment and to assume the obligations of Assignor under the Lease.

      NOW, THEREFORE, in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good an valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.          The recitals set forth above are true and correct.

2.          Assignor represents that the Lease is in full force and effect.

3. Effective _________________ (the "Effective Date"), Assignor hereby grants, bargains, sells, assigns, transfers, and conveys to Assignee all of its right, title, interest, claim, and demand in and to: (a) the Lease, including, but not limited to, all renewal rights thereunder, and
(b) Assignor's rights to all improvements, tenements, hereditaments, and appurtenances belonging or appertaining to the "Premises," as defined in the Lease.

4. Assignee hereby accepts the foregoing assignment and agrees, from and after the Effective Date, to comply with, abide by and perform all of the terms, covenants, conditions, and undertakings of the Lease arising, relating and accruing after the Effective Date..

5. Assignee agrees to indemnify, defend, and hold harmless Assignor from and against all claims, actions, losses, damage, costs, and expenses (including, without limitation, reasonable attorneys' fees and costs including costs and fees associated with any appeals) that may be paid or incurred at any time by Assignor arising out of Assignee's failure to comply with any of the terms, covenants, conditions, and obligations of Assignee under the Lease, arising, relating and accruing subsequent to the Effective Date.

6. Assignor agrees to indemnify, defend, and hold harmless Assignee from and against all claims, actions, losses, damages, attorneys' fees, and costs (including costs and fees associated with any appeals) that may be paid at any time by Assignee arising out of Assignor's failure to comply with any of the terms, covenants, conditions, and obligations of Assignor under the Lease, relating or accruing to periods prior to the Effective Date.

7. This instrument may be executed in more than one counterpart, all of which shall constitute one document.

      IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be duly executed as of the day and year first above written.

Signed, Sealed, and Delivered
in the Presence of:                       ASSIGNOR:




______________________________            By:     ______________________________

                                              Its
______________________________
                                          ASSIGNEE:



______________________________            By:     _____________________

                                              Its
______________________________



STATE OF ______________

COUNTY OF ? ss.

    On this ___ day of _______________, 2000, personally appeared
________________________, as ____________________ of ____________________,
signer and sealer of the foregoing instrument, and acknowledged the same to be his/her free act and deed and the free act and deed of said corporation, before me.


                                              ______________________________

                                              Notary Public
                                              My commission expires:___________



STATE OF

COUNTY OF ? ss.

    On this ____ day of ___________________, 2000, personally appeared _____________________, as _____________________________, of signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed and the free act and deed of said corporation, before me.


775:
     ______________________________

                                              Notary Public
                                              My commission expires:___________

EXHIBIT A

EXHIBIT C


A detailed floorplan will be provided by NAS.